Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) |    |

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(State of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

303 Peachtree Street Suite 300 Atlanta, Georgia	30303
(Address of principal executive offices)	(Zip Code)

FELICIA H. POWELL

SUNTRUST BANK

25 PARK PLACE, N.E.

24TH FLOOR

ATLANTA, GEORGIA 30303-2900

404-588-7093

(Name, address and telephone number of agent for service)

YELLOW ROADWAY CORPORATION

Delaware	48-0948788
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

YELLOW TRANSPORTATION, INC.

Indiana	44-0594706
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

YELLOW ROADWAY TECHNOLOGIES, INC.

Delaware	48-1115792
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

MISSION SUPPLY COMPANY

Kansas	48-0911571
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

YELLOW RELOCATION SERVICES, INC.

Kansas	48-1067939
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

MERIDIAN IQ, INC.

Delaware	48-1233134
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

MIQ LLC

Delaware	48-1119865
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

GLOBE.COM LINES, INC.

Delaware	52-2068065
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

ROADWAY LLC

Delaware	34-1956254
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

ROADWAY EXPRESS, INC.

Delaware	34-0492670
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

ROADWAY NEXT DAY CORPORATION

Pennsylvania	23-2255947
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

USF CORPORATION

Delaware	36-3790696
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

USF HOLLAND INC.

Michigan	38-0655940
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Senior Floating Rate Notes Due 2008

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee -

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance

State of Georgia

2990 Brandywine Road, Suite 200

Atlanta, Georgia 30341-5565

Federal Reserve Bank of Atlanta

1000 Peachtree Street, N.E.

Atlanta, Georgia 30309-4470

Federal Deposit Insurance Corporation

550 Seventeenth Street, N.W.

Washington, D.C. 20429-9990

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12	No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration Statement No. 333-104621 filed by AMVESCAP PLC).

(2)	A copy of the certificate of authority of the trustee to commence business. (Exhibits 2 and 3 to Form T-1, filed with Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibits 2 and 3 to Form T-1, filed with Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

(4)	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, filed with Registration Statement No. 333-104621 filed by AMVESCAP PLC).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2005.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 15th day of June, 2005.

SUNTRUST BANK

By:	/s/ Felicia H. Powell
Felicia H. Powell
Trust Officer

EXHIBIT 1 TO FORM T-1

ARTICLES OF INCORPORATION

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1,

Registration Statement No. 333-104621 filed by AMVESCAP PLC).

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY

OF

SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference to Exhibit 2 to Form T-1,

Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

EXHIBIT 3 TO FORM T-1

AUTHORIZATION

OF

SUNTRUST BANK TO EXERCISE

CORPORATE TRUST POWERS

(Incorporated by reference to Exhibits 2 and 3 to Form T-1,

Registration Statement No. 333-32106 filed by Sabre Holdings Corporation).

EXHIBIT 4 TO FORM T-1

BY-LAWS

OF

SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1,

Registration Statement No. 333-104621 filed by AMVESCAP PLC).

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of the Senior Floating Rate Notes due 2008 of Yellow Roadway Corporation, Yellow Transportation, Inc., Yellow Roadway Technologies, Inc., Mission Supply Company, Yellow Relocation Services, Inc., Meridian IQ, Inc., MIQ LLC, Globe.com Lines, Inc., Roadway LLC, Roadway Express, Inc., Roadway Next Day Corporation, USF Corporation and USF Holland Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ Felicia H. Powell
Felicia H. Powell
Trust Officer
Dated: June 15, 2005

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

(ATTACHED)

SUNTRUST BANK		FFIEC 031
Legal Title of Bank ATLANTA		Page RC-1 12
City

GA	30302
State	Zip Code

FDIC Certificate Number: 00867

Transmitted to Fidelity as 0031590 on 04/29/05

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	3,993,970	1.a
	b. Interest-bearing balances (2)			0071	20,192	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	21,024,250	2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987	2,177,025	3.a
				RCFD
	b. Securities purchased under agreements to resell (3)			B989	3,747,661	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	6,888,845	4.a
	b. Loans and leases, net of unearned income	B528	89,951,995			4.b
	c. LESS: Allowance for loan and lease losses	3123	849,668			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	89,102,327	4.d
5.	Trading assets (from Schedule RC-D)			3545	1,364,169	5
6.	Premises and fixed assets (including capitalized leases)			2145	1,431,061	6
7.	Other real estate owned (from Schedule RC-M)			2150	14,138	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9.	Customers’ liability to this bank on acceptances outstanding			2155	6,651	9
10.	Intangible assets:
	a. Goodwill			3163	890,754	10.a
	b. Other intangible assets (from Schedule RC-M)			426	621,476	10.b
11.	Other assets (from Schedule RC-F)			2160	4,880,553	11
12.	Total assets (sum of items 1 through 11)			2170	136,163,072	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-2
FDIC Certificate Number: 00867	13
Transmitted to Fidelity as 0031590 on 04/29/05

Schedule RC—Continued

			Dollar Amounts in Thousands			Bil | Mil | Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E,			RCON
		part I)			2200	85,962,439	13.a
		(1) Noninterest-bearing (1)	6631	9,000,414			13.a.1
		(2) Interest-bearing	6636	76,962,025			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	6,819,087	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	6,819,087			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	3,670,035	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	8,292,077	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	660,992	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	14,134,976	16
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding				2920	6,651	18
19.	Subordinated notes and debentures(4)				3200	2,849,494	19
20.	Other liabilities (from Schedule RC-G)				2930	2,889,660	20
21.	Total liabilities (sum of items 13 through 20)				2948	125,285,411	21
22.	Minority interest in consolidated subsidiaries				3000	470,788	22
	EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)				3839	3,745,215	25
26.	a.	Retained earnings			3632	6,095,959	26.a
	b.	Accumulated other comprehensive income (5)			B530	544,099	26.b
27.	Other equity capital components (6)				A130	0	27
28.	Total equity capital (sum of items 23 through 27)				3210	10,406,873	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	136,163,072	29
	Memorandum
					RCFD	Number
To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004				6724	2	M. 1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)